Exhibit 16.1

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of the Current Report on Form 8-K, as amended, for the event that occurred on August 20, 2010, filed by CDSS Wind Down, Inc. with the Securities and Exchange Commission on August 26, 2010.  We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ Hannis T. Bourgeois, LLP
Denham Springs, LA
September 1, 2010